Exhibit 99.1

Filtronic plc—Wireless Infrastructure Business

Combined financial statements

For the years ended 31 May 2006 and 2005.

Independent Auditors’ Report	F-2

Income Statements for the years ended 31 May 2006 and 31 May 2005	F-3

Balance Sheets at 31 May 2006 and 31 May 2005	F-4

Cash Flow Statements for the years ended 31 May 2006 and 31 May 2005	F-5

Notes to the Financial Statements	F-6

Independent Auditors’ Report

To the Board of Filtronic plc:

We have audited the accompanying combined balance sheets of the Wireless Infrastructure business of Filtronic plc (“the Business”) as of 31 May 2006 and 2005, and the related combined statements of income and cash flows for the years then ended. These combined financial statements are the responsibility of the Business’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Business as of 31 May 2006 and 2005, and of the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union.

IFRS as adopted by the European Union vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 27 to the combined financial statements.

/s/ KPMG Audit Plc

Leeds

United Kingdom

13 October 2006, except for paragraphs three and four of Note 26 which are as of 18 December 2007

Income Statement

for the years ended 31 May 2006 and 31 May 2005

	note	2006 £’000	2005 £’000
Revenue	5	161,069	168,425

Operating profit	4	5,906	17,980
Gain on sale of property		—	2,356

Profit before taxation		5,906	20,336
Taxation (charge)/credit	9	(1,463)	398

Profit after taxation		4,443	20,734

Profit for the period		4,443	20,734

The business has no recognised income and expenses other than those above and therefore no separate statement of recognised income and expense has been presented.

See notes to the combined financial statements.

Balance Sheet

at 31 May 2006 and 31 May 2005

	note	2006 £’000	2005 £’000
Non-current assets
Property, plant and equipment	10	32,935	33,854
Deferred tax assets	11	2,249	2,309

		35,184	36,163

Current assets
Inventories	12	24,195	23,556
Trade and other receivables	13	40,427	43,650
Income tax receivable		550	—
Cash and cash equivalents		1,631	2,271

		66,803	69,477

Total assets		101,987	105,640

Current liabilities
Trade and other payables	14	25,282	27,746
Income tax payable		283	356

		25,565	28,102

Non-current liabilities
Deferred income	17	—	416
Deferred tax liabilities	18	688	661

		688	1,077

Total liabilities		26,253	29,179

Net assets		75,734	76,461

Equity
Business equity		75,734	76,461

Total equity		75,734	76,461

See notes to the combined financial statements.

Cash Flow Statement

for the years ended 31 May 2006 and 31 May 2005

	2006 £’000	2005 £’000
Cash flows from operating activities
Profit for the period	4,443	20,734
Taxation	1,463	(398)
Gain on sale of property	—	(2,356)

Operating profit	5,906	17,980
Defined benefit pension contributions paid	(2,441)	(1,946)
Share-based payment	(4)	82
Depreciation	5,714	5,523
Loss/(gain) on sale of plant and equipment	360	(71)
Government grants released to income	(416)	(63)
Government grants repaid	—	(150)
Movement in inventories	(957)	2,220
Movement in trade and other receivables	3,158	(7,037)
Movement in trade and other payables	(2,579)	4,934

Cash flow from operations	8,741	21,472
Tax paid	(1,999)	(1,544)

Net cash from operating activities	6,742	19,928

Cash flows from investing activities
Proceeds from sale of property	—	6,327
Proceeds from sale of plant and equipment	303	545
Purchases of property, plant and equipment	(5,496)	(6,244)

Net cash from investing activities	(5,193)	628

Cash flows from financing activities
Cash transferred to group companies	(2,189)	(18,461)

Net cash from financing activities	(2,189)	(18,461)

(Decrease)/increase in cash and cash equivalents	(640)	2,095
Opening cash and cash equivalents	2,271	176

Closing cash and cash equivalents	1,631	2,271

See notes to the combined financial statements.

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

1	Basis of preparation

Filtronic plc (“the group”) have signed an agreement with Powerwave Technologies, Inc. (“Powerwave”) for the disposal of the Wireless Infrastructure business for a consideration of $185m cash and 17.7m shares of Powerwave’s common stock, due for completion in October 2006.

The Wireless Infrastructure business designs and manufacturers RF transmit/receive filters, power amplifiers and remote radio heads used in wireless telecommunications networks.

The financial statements contained herein reflect the carve-out of the Wireless Infrastructure business from the group. The group does not consider that there are head office costs that are relevant to allocate to the Wireless Infrastructure business on an ongoing or stand-alone basis. Management believes the assumptions underlying the combined financial statements are reasonable.

The group uses a centralized approach to cash management and the financing of its operations. None of the group’s cash, cash equivalents, marketable securities or debt at the corporate level has been allocated to the Wireless Infrastructure business.

The combined financial statements do not include an allocation of the group’s debt or related interest expense. Therefore, the combined financial statements do not necessarily reflect the financial position and results of operations of the Wireless Infrastructure business had it been an independent company as of the dates, and for the periods, presented.

Intercompany transactions relating to the Wireless Infrastructure business, eliminated within the consolidated group, have been reinstated.

The combined financial statements do not take into account the previous capital structure of the business when it was part of the Filtronic plc group; as such the potential tax effect of repatriating foreign reserves retained in overseas locations has not been separately quantified for the purposes of these combined financial statements.

The financial statements reflect the assets and liabilities of the business with the difference recorded as part of “Business Equity”. Group receivable and payable balances have been transferred out of the net assets of the Wireless Infrastructure business and included within Business Equity.

These financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (IFRS).

The accounting policies adopted by the business under IFRS are laid out in note 2. The accounting policies have been applied consistently to both periods presented in these combined financial statements.

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

2	Accounting policies

Basis of accounting

The financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (IFRS).

The financial statements have been prepared under the historical cost convention.

The accounting policies have been applied consistently throughout the business.

Basis of combination

The financial statements combine the income statements, balance sheets and cash flow statements of the operations forming the Wireless Infrastructure business.

Intra business transactions and balances are eliminated on combination.

Segment reporting

The geographical origin segments are the primary segments. Each reportable segment is subject to risks and returns that are different from the other segments.

Foreign currency translation

The functional currency of each of the business’s operations is the currency of the primary economic environment in which they operate. The financial statements are presented in sterling which is the reporting currency of the business.

Transactions are translated into the functional currency of each operating entity at the exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the balance sheet date.

Foreign exchange gains and losses arising on the settlement of such transactions and translation of monetary assets and liabilities are recognised in the consolidated income statement of the Filtronic plc group. The combined financial statements of the Wireless Infrastructure business do not include an allocation of foreign currency gains and losses as the group has a centralised approach to foreign exchange management and reporting. These gains and losses are not separately identifiable by business and so no allocation has been made to the Wireless Infrastructure business.

On combination, the financial statements of the operations within the business, with a functional currency other than sterling, are translated into sterling as follows:

-	The assets and liabilities in their balance sheets are translated at the rate of exchange ruling at the balance sheet date.

-	The income statements and cash flow statements are translated at the average rate of exchange for the period.

Revenue

Revenue is recognised for goods and services provided to customers during the period. Revenue is recorded when title of the goods has passed to the customer. Revenue excludes any related value added or sales tax.

Customer claims

Provision is made on a specific basis for customer claims, including under warranties, when these are determined to be probable.

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

2	Accounting policies

Research and development

All research costs are expensed as incurred.

Development costs chargeable to the customer are recognised as an expense in the same period as the associated customer revenue.

Development costs incurred on projects requiring product qualification tests to satisfy customer specifications are generally expensed as incurred, reflecting the technical risks associated with meeting the resultant product qualification test.

Development costs incurred on projects are capitalised where firstly the technical feasibility can be tested against relevant milestones, secondly the probable revenue stream foreseen over the life of the resulting product can support the development and thirdly sufficient resources are available to complete the development. These capitalised costs are amortised on a straight line basis over the expected life of the associated product.

Once a new product is qualified, further development costs are expensed as they arise because they are incurred in response to continual customer demand to enhance the product functionality and to reduce product selling prices.

Government grants

Government grants related to operating expenditure are recognised in the income statement in the same period as the expenditure. Government grants related to capital expenditure are recognised in the income statement over the expected life of the assets.

Operating leases

Operating lease rentals are charged to the income statement on a straight line basis over the lease term.

Share-based payments

The business participates in various group share option schemes, under which share options are granted to certain employees. The granting of the share options is a share-based payment.

The fair value of the share options at the date of grant is calculated using an option pricing model, taking into account the terms and conditions applicable to the option grant. The fair value of the number of share options expected to vest is expensed in the income statement on a straight line basis over the requisite service period. Each reporting period estimates of forfeitures are revised as appropriate. The business has applied the principles set out in IFRS 1, First-time Adoption of International Reporting Standards. As such, only share options granted since 7 November 2002 have been fair valued and expensed in the income statement over the vesting periods. A credit is made to equity, equal to the share-based payment expense in the period.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and less any accumulated impairment losses.

Depreciation is provided on a straight line basis over the estimated useful lives of the assets as follows:

Land	Not depreciated
Buildings	50 years
Plant and equipment	3 to 10 years

Property, plant and equipment are tested for impairment when there is an indication of impairment. If impaired, the carrying value of the assets are written down to their recoverable amounts.

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

2	Accounting policies

Inventories

Inventories are stated at the lower of cost and net realisable value. Cost comprises weighted average cost of materials and components together with attributable direct labour and overheads. Net realisable value is the estimated selling price less estimated costs of completion and sale.

Trade receivables

Trade receivables are stated net of any provision for doubtful debts.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and bank deposits with an original maturity of three months or less.

Defined contribution pension schemes

Defined contribution pension schemes are operated for oversees employees. Contributions are recognised as an expense in the income statement as incurred.

Defined benefit pension scheme

The Wireless Infrastructure business participates in a group defined benefit scheme, operated for UK employees of the group. The scheme provides retirement benefits based on final pensionable salary. There is no contractual agreement or stated policy for charging the net defined benefit cost for the plan as a whole to participating entities. As such, in accordance with IAS19, contributions to the group defined benefit scheme are recognized as an expense in the income statement as incurred.

Taxation

Taxation has been provided in the business’s financial statements as if it was a stand-alone entity.

Deferred tax is provided using the balance sheet liability method. Provision is made for temporary differences between the carrying value of assets and liabilities in the financial statements and the amounts for taxation purposes.

Temporary differences are not provided for the initial recognition of assets and liabilities that affect neither accounting nor taxable profit.

The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of the assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

Deferred tax assets are recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised.

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

3	Geographical origin segment analysis

	2006 £’000	2005 £’000
Revenue
United Kingdom	68,289	72,675
Finland	37,652	31,213
Hungary	3,402	—
United States of America	39,000	52,650
China	61,153	57,147
Australia	1,481	4,300
Inter segment	(49,908)	(49,560)

	161,069	168,425

Operating profit/(loss)
United Kingdom	(6,853)	(8,252)
Finland	1,448	3,042
Hungary	(412)	—
United States of America	1,672	9,321
China	11,305	16,198
Australia	(1,254)	(2,329)

	5,906	17,980

Depreciation
United Kingdom	2,352	2,414
Finland	831	784
Hungary	68	—
United States of America	934	961
China	1,405	866
Australia	124	498

	5,714	5,523

Capital expenditure
United Kingdom	1,489	2,678
Finland	492	314
Hungary	737	—
United States of America	851	866
China	1,889	2,336
Australia	38	50

	5,496	6,244

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

3	Geographical origin segment analysis (continued)

	2006 £’000	2005 £’000
Assets
United Kingdom	36,446	36,480
Finland	16,668	18,707
Hungary	6,098	—
United States of America	24,637	31,854
China	17,163	16,795
Australia	975	1,804

Total Assets	101,987	105,640

Liabilities
United Kingdom	3,635	3,331
Finland	6,657	6,657
Hungary	1,954	—
United States of America	4,352	6,970
China	9,596	11,504
Australia	59	717

Total Liabilities	26,253	29,179

4	Operating profit

	2006 £’000	2005 £’000
Revenue	161,069	168,425

Raw materials and consumables	90,925	87,207

Wages and salaries	30,900	33,032
Social security costs	2,950	3,336
Pension costs	2,441	1,946
Share based payments	(4)	82

Staff costs	36,287	38,396

Depreciation	5,714	5,523

Other operating charges	22,237	19,319

Operating costs	155,163	150,445

Operating profit	5,906	17,980

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

5	Revenue analysis by destination

	2006 £’000	2005 £’000
United Kingdom	2,351	3,401
Europe	106,825	91,962
Americas	26,522	47,818
Asia Pacific	25,371	25,244

	161,069	168,425

6	Reorganisation costs

Operating profit is stated after charging reorganisation costs:

	2006 £’000	2005 £’000
Closure costs of the Wireless Infrastructure facility in Australia — inventory write off	1,080	—

7	Operating items

	2006 £’000	2005 £’000
Operating profit is stated after charging/(crediting):
Research and development costs	17,962	16,212
Loss/(gain) on sale of plant and equipment	360	(71)
Operating lease rentals	1,980	1,851
Government grants released	(416)	(63)
Auditors’ remuneration
—statutory audit	136	87
—tax compliance services	36	21

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

8	Employees

The average number of people employed by the business comprised:

	2006 number	2005 number
Geographical segment
United Kingdom	332	586
Finland	350	319
Hungary	122	—
United States of America	327	333
China	1,023	816
Australia	20	109

	2,174	2,163

9	Taxation

	2006 £’000	2005 £’000
Current taxation
United Kingdom	—	—
Overseas	1,445	2,058

	1,445	2,058

Deferred taxation
Origination and reversal of timing differences	18	(102)
Overseas tax losses recognised	—	(2,264)
Changes in tax rate	—	(90)

	18	(2,456)

	1,463	(398)

The current taxation charge arises from the business’s operations in China and Finland, where taxable profits cannot be relieved by losses available in other jurisdictions.

The deferred taxation credit arose from the business’s operations in the United States of America, where a proportion of the deferred tax asset relating to the tax losses carried forward has been recognised.

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

9	Taxation (continued)

The reconciliation of the effective tax rate is as follows:

	2006 £’000		2005 £’000
Profit before taxation	5,906		20,336

Profit before taxation multiplied by standard rate of corporation tax in the UK	1,772	30%	6,101	30%
Expenses not deductible for tax purposes	32	0%	70	0%
Other temporary differences not recognised	(60)	(1%)	(102)	(1%)
Tax losses carried forward not recognised	2,487	42%	1,946	10%
Other timing differences not recognised	423	7%	594	3%
Tax losses brought forward utilised	(724)	(12%)	(2,821)	(14%)
Tax losses brought forward recognised	—	—	(2,264)	(11%)
Overseas rate reduction	—	—	(90)	(0%)
Overseas tax rate differences	(2,467)	(42%)	(3,832)	(19%)

	1,463	24%	(398)	(2%)

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

10	Property, plant and equipment

	Land and buildings £’000	Plant and equipment £’000	Total £’000
Cost
At 1 June 2004	29,575	56,027	85,602
Additions	68	6,176	6,244
Disposals	(4,373)	(4,039)	(8,412)
Currency translation movement	262	693	955

At 31 May 2005	25,532	58,857	84,389
Additions	300	5,196	5,496
Disposals	(3)	(5,350)	(5,353)
Currency translation movement	10	(108)	(98)

At 31 May 2006	25,839	58,595	84,434

Depreciation
At 1 June 2004	5,130	43,239	48,369
Depreciation	641	4,882	5,523
Disposals	(402)	(3,565)	(3,967)
Currency translation movement	50	560	610

At 31 May 2005	5,419	45,116	50,535
Depreciation	633	5,081	5,714
Disposals	(1)	(4,689)	(4,690)
Currency translation movement	18	(78)	(60)

At 31 May 2006	6,069	45,430	51,499

Carrying amount at 31 May 2006	19,770	13,165	32,935

Carrying amount at 31 May 2005	20,113	13,741	33,854

Carrying amount at 1 June 2004	24,445	12,788	37,233

There have been no write-downs of property, plant and equipment balances as a result of impairments during the year (2005: £nil).

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

11	Deferred tax asset

	Tax losses available for relief against future taxable profits
	2006 £’000	2005 £’000
Opening balance	2,309	—
Deferred tax credit	—	2,264
Currency translation movement	(60)	45

Closing balance	2,249	2,309

Deferred tax assets which have not been recognised:

	2006 £’000	2005 £’000
Depreciation in advance of capital allowances
—United Kingdom	3,921	3,416
Amortisation in advance of tax allowances
—Overseas	—	3,255
Other temporary differences
—Overseas	884	1,140
Tax losses available for relief against future taxable profits
—United Kingdom	3,440	1,893
—Overseas	11,765	7,770

	20,010	17,474

The deferred tax assets have not been recognised where management consider that it is unlikely that the underlying timing differences will reverse in the foreseeable future.

The tax losses available for relief against future taxable profits in the United States of America, which have not been recognised, amount to £9,328,000 (2005: £6,135,000) of the total for overseas tax losses of £11,765,000 (2005: £7,770,000). These amounts are in addition to the deferred tax asset of £2,249,000 (2005: £2,309,000), which has been recognised, relating to tax losses carried forward in the United States of America. The tax losses in the United States of America expire in the period 14 to 20 years after 31 May 2006. The remaining tax losses do not have an expiry date. The other deferred tax assets, which have not been recognised, do not expire.

12	Inventories

	2006 £’000	2005 £’000
Raw materials	15,424	13,825
Work in progress	5,108	4,839
Finished goods	3,663	4,892

	24,195	23,556

Inventories are stated net of provisions	3,607	2,886

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

13	Trade and other receivables

	2006 £’000	2005 £’000
Trade receivables	37,155	41,321
Other receivables and prepayments	3,272	2,329

	40,427	43,650

14	Trade and other payables

	2006 £’000	2005 £’000
Trade payables	20,255	23,146
Other payables and accruals	5,027	4,600

	25,282	27,746

15	Defined contribution pension scheme

For employees in Finland contributions are made to a defined contribution pension plan in accordance with Finnish regulations and practices. The pension cost for the year was £1,250,000 (2005: £682,000).

For employees in the United States of America contributions are made to a defined contribution plan under section 401(k) of the Internal Revenue Code. The pension cost for the year was £235,000 (2005: £131,000).

For employees in Australia contributions are made to a defined contribution superannuation fund operated by an independent insurance company. The pension cost for the year was £81,000 (2005: £209,000).

For employees in Hungary contributions are made to a defined contribution pension plan in accordance with Hungarian regulations and practices. The pension cost for the year was £43,000 (2005: nil).

16	Defined benefit pension scheme

The Wireless Infrastructure business participates in a group defined benefit pension scheme, operated for UK employees of Filtronic plc. The scheme provides retirement benefits based on final pensionable salary. There is no contractual agreement or stated policy for charging the net defined benefit cost for the plan as a whole to participating entities. As such, in accordance with IAS19, contributions to the group defined benefit scheme are recognized as an expense in the income statement as incurred. The pension cost for the year was £832,000 (2005: £924,000).

The following information relates to Filtronic plc group as a whole:

The assets of the scheme are held in a separate trust fund which is managed by independent professional investment managers. Contributions to the scheme are determined by a qualified actuary on the basis of annual actuarial valuations using the projected unit measure. Employer’s contributions are 10.5% of pensionable salary and employees’ contributions are 6.0% of pensionable salaries. The estimated amounts of the contributions expected to be paid into the scheme in the year ending 31 May 2007 are employer’s contributions of £2,386,000 and employee’s contributions of £1,306,000.

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

16	Defined benefit pension scheme (continued)

The most recent actuarial valuation of the group scheme was at 1 July 2005. The results of that valuation have been projected to 31 May 2006 and then recalculated based on the following assumptions:

	2006 £’000	2005 £’000
Rate of inflation	3.1%	2.6%
Rate of salary increase	3.0%	4.1%
Rate of increase of pensions in payment	2.8%	2.4%
Revaluation of deferred pensions	3.1%	2.6%
Liability discount rate	5.1%	5.0%
Expected return on scheme assets	7.0%	6.2%

The average life expectancy in years of a pensioner retiring at the age of 65 was as follows:

	2006 years	2005 years
Male	21.6	18.6
Female	24.6	21.6

The defined benefit pension liability was:

	2006 £’000	2005 £’000
Present value of defined benefit pension scheme liabilities	50,588	39,379
Fair value of defined benefit pension scheme assets	(30,003)	(23,230)

Defined benefit pension liability	20,585	16,149

Movements in the present value of the defined benefit pension scheme liabilities were:

	2006 £’000	2005 £’000
Opening balance	39,379	29,683
Current service cost	3,127	2,934
Past service credit	181	(3,133)
Curtailment credit	316	(223)
Interest cost	2,058	1,816
Actuarial loss	5,098	7,994
Employees’ contributions	1,220	1,014
Benefits paid	(791)	(706)

Closing balance	50,588	39,379

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

16	Defined benefit pension scheme (continued)

Movements in the fair value of the defined benefit pension scheme assets were:

	2006 £’000	2005 £’000
Opening balance	23,230	18,302
Expected return on assets	1,534	1,381
Actual return less expected return on assets	2,249	1,210
Employer’s contributions	2,561	2,029
Employees’ contributions	1,220	1,014
Benefits paid	(791)	(706)

Closing balance	30,003	23,230

The expected rate of return and the fair value of the defined benefit pension scheme assets at the balance sheet dates were:

	Expected return		Fair value
	2006	2005	2006 £’000	2005 £’000
Equities	7.6%	6.5%	23,771	18,573
Bonds	4.8%	4.8%	5,866	4,397
Cash	4.5%	4.5%	366	260

	7.0%	6.2%	30,003	23,230

The history of the defined benefit pension scheme liabilities and assets and the experience adjustments related to them are as follows:

	2006 £’000	2005 £’000	2004 £’000	2003 £’000
Present value of defined benefit pension scheme liabilities	50,588	39,379	29,683	25,486
Fair value of defined benefit pension scheme assets	(30,003)	(23,230)	(18,302)	(13,936)

Defined benefit pension liability	20,585	16,149	11,381	11,550

Experience adjustments on:
Pension scheme liabilities	(5,098)	(7,994)	532	(3,194)

Percentage of liabilities	(10% )	(20% )	2%	(12% )
Pension scheme assets	2,249	1,210	933	(2,935)

Percentage of assets	7%	5%	5%	(21% )

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

17	Deferred income

Deferred government grants £’000
At 1 June 2004	629
Repaid during the year	(150)
Released to income during the year	(63)

At 31 May 2005	416
Released to income during the year	(416)

At 31 May 2006	—

18	Deferred tax liability

	Capital allowances in advance of depreciation
	2006 £’000	2005 £’000
Opening balance	661	837
Deferred tax charge/(credit)	18	(102)
Change in tax rate	—	(90)
Currency translation movement	9	16

Closing balance	688	661

19	Reconciliation of movements in total equity

	2006 £’000	2005 £’000
Opening total equity	76,461	75,467
Total recognised income and expense for the period	4,443	20,734
Movements in inter business balances	(5,170)	(19,740)

Closing total equity	75,734	76,461

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

20	Share-based payments

	2006 £’000	2005 £’000
Share options expense	(4)	82

The share options expense is for share options granted by Group to employees of the Wireless Infrastructure business since 7 November 2002. The share options expense is the fair value of the share options at the date of grant spread over the expected vesting period of the share options. The fair value of the share options at the date of grant is measured using the Black-Scholes model. The credit to income in 2006 is the result of a large number of share options being cancelled or forfeited during the year.

The inputs to the Black-Scholes model and the weighted average fair value of the share options granted during the year were as follows:

	2006 £’000	2005 £’000
Number of options granted	250,000	45,000
Weighted average share price	171p	190p
Weighted average exercise price	171p	190p
Expected volatility	70%	70%
Expected life	4 years	4 years
Risk free interest rate	5%	5%
Weighted average fair value	88p	101p

The expected volatility is the best estimate of the volatility of the share price over the expected life of the share options.

21	Operating lease commitments

At 31 May there were commitments for lease payments under non-cancellable operating leases, which fall due as follows:

	2006 £’000	2005 £’000
Less than one year	1,544	—
Between one and five years	1,896	1,374
More than five years	—	386

	3,440	1,760

Operating leases are for land and buildings, equipment and motor vehicles and the lease terms are for periods of four to ten years.

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

22	Capital expenditure commitments

	2006 £’000	2005 £’000
Capital expenditure contracted for at the balance sheet date but not provided in the financial statements	1,260	446

23	Financial instruments

Fair value

The carrying amount of all the financial assets and liabilities approximate to their fair value as described below.

Cash and cash equivalents are bank account balances.

Trade and other receivables are all receivable in less than one year. Trade receivables are generally receivable within 60 days.

Trade and other payables are all payable in less than one year. Trade payables are generally payable within 60 days.

Credit risk

Credit risk is primarily related to trade receivables. The business’s operations are concentrated on long term relationships with a small number of original equipment manufacturers. At 31 May 2006 the business’s largest customer accounted for 61% (2005 57%) of trade receivables. The business has historically incurred very low levels of unrecoverable receivables. Therefore credit risk is considered to be low.

Foreign currency risk

The business’s reporting currency is sterling. The functional currency of the operations that make up the business are sterling, euro, Hungarian florint, US dollar, Chinese yuan and Australian dollars.

The business’s results and financial position are affected by fluctuations in foreign currency exchange rates.

To reduce foreign currency risk, where the customer agrees, revenue is billed in the currency that best matches the currency of the operating costs incurred. Revenues are mainly denominated in US dollars. Despite matching the currency denomination of revenues and costs as far as possible, a surplus of US dollars has been generated over the last two financial years, and this situation is expected to continue for the foreseeable future.

If sterling were to strengthen significantly against the US dollar and the euro this would have the impact of materially reducing the business’s revenue and operating result. Currently the Chinese yuan is closely linked to the US dollar. If the Chinese yuan ceased to be linked and appreciated significantly against the US dollar this would reduce operating margins achieved by the Chinese operation, unless the customers agree to corresponding increases in the US dollar denominated selling prices.

24	Related party transactions

The following related party transactions took place during the year:

	2006 £’000	2005 £’000
Sales to the rest of the Filtronic group	68	22

Purchases from the rest of the Filtronic group	1,800	2,056

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

25	Contingent liabilities

In the normal course of trading activities, the Wireless Infrastructure business may receive customer claims, which it then resolves within its normal course of business on a commercial basis. The Wireless Infrastructure business is currently in receipt of a customer notification, which may or may not result in a material claim, where its settlement for a material amount is currently viewed as remote.

26	Post balance sheet events

Inventory

In the period to 30 September 2006 management have identified the need for full provision against £931,000 of inventory in China, as a result of customer actions arising during September relating to the realisable value of this inventory. The provision has not been adjusted in the preparation of the combined financial statements.

Operations

Since the balance sheet date of 31 May 2006, the following changes have been made in the operations of the Wireless Infrastructure business:

•	The Chicago design centre in the US was closed with the assets transferred to a management buyout on 7 July 2006.

•

The activities in Ferrites completed their move of production to China and the US, and engineering was relocated to the Shipley site in the UK, resulting in the closure of the site at East Kilbride in the UK at the end of September 2006.

•

A formal consultation process was started in Finland on 18 September 2006 which is expected to result in further reduction of manufacturing capacity at this site, as production activity has been moved to the Hungarian site.

Product Liability Claim

On July 10, 2007, Filtronic plc settled an outstanding product liability claim related to Wireless Infrastructure for £5,750,000. This claim was in respect of product manufactured and sold by Wireless Infrastructure prior to May 31, 2006. Under the terms of the sale and purchase agreement for the disposal of the Wireless Infrastructure business to Powerwave Technologies Inc, the settlement was directly payable by Filtronic plc.

Settlement of Supplier Lawsuit

On 22 June 2004, a supplier filed a lawsuit in respect of accounts receivable of $1.31 million owing from Filtronic Comtek, Inc. (now named Powerwave Comtek, Inc.). This case was settled on 15 May 2007 when Filtronic Comtek, Inc. paid £332,000 in settlement.

27	Differences between IFRS and United States generally accepted accounting principles

The business’s financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS”) which differ in certain significant respects from United States generally accepted accounting principles (“US GAAP”). The significant differences applicable to the business are summarized below.

Stock-based compensation

The business participates in various group share option schemes, under which share options are granted to certain employees. The granting of the share options is a share-based payment. Under IFRS, compensation expense has been charged on shares granted since November 7, 2002. The group uses a mathematical model on the date of grant to estimate the fair value when the option vests, with this fair value being recognized over the period the employee performs related services. In respect of these options, the accounting treatment under US GAAP results in no difference.

From June 1, 1999, the group elected to use the fair value method in Statement of Financial Accounting Standards 123 (“SFAS 123”) in determining compensation expense under US GAAP. Under this method, the fair value of all options granted under group schemes from that date is determined at the date of grant and expensed over the requisite service period. For options granted between June 1, 1999 and November 7, 2002 this has led to an accounting charge under US GAAP in the fiscal year ended May 31, 2006 which is £107,000 lower than reported under IFRS, whereas the charge reported under US GAAP at May 31, 2005 is £88,000 higher than reported under IFRS.

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

Deferred compensation expense remaining to be expensed at May 31, 2006 was £611,000.

27	Differences between IFRS and United States generally accepted accounting principles (continued)

Stock based compensation (continued)

At 1 December 2005 the group adopted FASB Statement No. 123 (Revised 2004), “Share Based Payment” (“SFAS 123R”), which replaces SFAS 123, “Accounting for Stock Based Compensation”, and supersedes APB Opinion 25, “Accounting for Stock Issued to Employees”. The group has elected to apply the modified prospective method under SFAS 123R which has not had a material impact on the combined financial statements.

The deferred tax arising on the stock based compensation adjustment results in a deferred tax asset of £763,000 at 31 May 2005 and £774,000 at 31 May 2006. A full valuation allowance has been made against these amounts.

Sale and leaseback transactions

Under IFRS 17 (“Leases”) profit or loss on sale and leaseback transactions resulting in an operating lease, where it is clear that the transaction is established at fair value, is recognised immediately. During 2005 the business entered into two such property sale and leaseback transactions. The first, relating to an Australian facility, resulted in a profit on disposal of £1,574,000 being recognised in 2005. As a result of the re-organisation of the Wireless Infrastructure, the Australian facility was closed in 2006. The second, relating to a US facility, resulted in a profit on disposal of £782,000 being recognised in 2005. Only approximately one-third of the US facility was leased-back.

Financial Accounting Standard No. 28, “Accounting for Sales with Leasebacks – an amendment to Financial Accounting Standard No. 13” issued in May 1979, requires that any profit or loss on the sale shall be deferred and amortized in proportion to the related gross rental charged to expense over the lease term, if an operating lease; with some exceptions. One such exception is where the seller-lessee retains more than a minor part but less than substantially all of the use of the property through the leaseback and realizes a profit on the sale in excess of the present value of the minimum lease payments over the lease term, if the leaseback is classified as an operating lease. In that case, the profit on the sale in excess of the present value of the minimum lease payments shall be recognized at the date of the sale.

As a result of the accounting treatment differences between US GAAP and IFRS, £2,061,000 of the £2,356,000 profit on disposal recognised in 2005 has been deferred. Due to the closure of the Australian facility the remaining deferred income (£1,495,000) relating to this lease has been recognised as a profit on reorganisation in 2006. In addition, a release of £113,000 in respect of the deferred income on the US facility leaseback has been recognised.

As a consequence of the tax loss position in Australia and the US, there is no current year tax impact of the adjustment in either 2005 or 2006 in respect of sale and leaseback adjustments. Tax losses carried forward in 2005 have been increased by £652,000 and subsequently decreased in 2006 by £490,000 to reflect the adjustments.

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

27	Differences between IFRS and United States generally accepted accounting principles (continued)

The following is a summary of the significant adjustments to profit for the year if US GAAP were to be applied instead of IFRS:

	2006 £’000	2005 £’000
Profit for the financial year as reported in the Income Statement under IFRS	4,443	20,734
Adjustments:
Stock-based compensation	107	(88)
Sale and leaseback	1,608	(2,061)

Net income in accordance with US GAAP	6,158	18,585

The statement of income under US GAAP is as follows:

	2006 £’000	2005 £’000
Net sales	161,069	168,425

Costs and expenses:
Cost of sales	(121,521)	(119,500)
Engineering and development costs	(17,770)	(15,915)
Selling, general and administrative expenses	(15,765)	(15,118)
Gain on sale of property	1,608	295

Total costs and expenses	(153,448)	(150,238)

Profit before income taxes	7,621	18,187
Income taxes	(1,463)	398

Net income	6,158	18,585

The following is a summary of the significant adjustments to year end business equity if US GAAP were to be applied instead of IFRS:

	2006 £’000	2005 £’000
Business equity as reported in the Balance Sheet under IFRS	75,734	76,461
Adjustments:
Deferred income on sale and leaseback	(453)	(2,061)

Business equity in accordance with US GAAP	75,281	74,400

Notes to the

Financial Statements

for the years ended 31 May 2006 and 31 May 2005

27	Differences between IFRS and United States generally accepted accounting principles (continued)

Additional information under US GAAP in respect of deferred taxation

The analysis of the US GAAP deferred taxation asset is as follows:

	2006 £’000	2005 £’000
Deferred taxation assets
Depreciation in advance of capital allowances	3,921	3,416
Amortisation in advance of tax allowances	—	3,255
Share based compensation	774	763
Other	884	1,140
Losses	16,964	12,624
Less: valuation allowance	(20,294)	(18,889)

	2,249	2,309
Deferred taxation liabilities
Capital allowances in advance of depreciation	(688)	(661)

Net deferred tax asset	1,561	1,648

New US accounting standards

On November 24, 2004, the FASB issued Statement of Financial Accounting Standard No. 151 (“SFAS 151”), “Inventory Costs—an amendment of ARB No. 43, Chapter 4”, which clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as a current period expense. In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005. The implementation of this standard is not expected to have a material impact on the business’s financial position, results of operations or cash flows.

In December 2004, the FASB issued Statement of Financial Accounting Standard No. 153 (“SFAS 153”), “Exchanges of Non-monetary Assets—an amendment of APB Opinion No. 29”. SFAS 153 addresses the measurement of exchanges of non-monetary assets. It eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29 “Accounting for Non-monetary Transactions” and replaces it with an exception for exchanges that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 will be effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the business’s financial position, results of operations or cash flows.

In May 2005, the FASB issued Statement of Financial Accounts Standard No. 154 (“SFAS 154”), “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3”. SFAS 154 requires retrospective application of prior periods’ financial statements for changes in accounting principle. SFAS 154 applies to accounting periods beginning after 15 December 2005. The adoption of SFAS 154 is not expected to have a material impact on the business’s financial position, results of operations or cash flows.